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Exhibit 8.1

August 28, 2006
Hiland Holdings GP, LP 205 West Maple, Suite 1100 Enid, Oklahoma 73701
      RE:
      HILAND HOLDINGS GP, LP REGISTRATION STATEMENT ON FORM S-1
Ladies and Gentlemen:

We have acted as counsel for Hiland Holdings GP, LP (the "Partnership"), a Delaware limited partnership, with respect to certain legal matters in connection with the offer and sale of common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Registration Statement on Form S-1 (File No. 333-134491) (the "Registration Statement") to which this opinion is an exhibit. In connection therewith, we prepared the discussion (the "Discussion") set forth under the caption "Material Tax Consequences" in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com

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  Exhibit 8.1